UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One Boston Pl. Suite 2600 Boston, MA 02108 (Address of principal executive offices) 617-209-7999 (Registrant’s Telephone Number)
Endeavor Power Corporation (Former name or address, if changed since last report.)
Copy of all Communications to: Lawrence I. Washor Washor & Associates 21800 Oxnard Street, Suite 790 Woodland Hills, CA 91367 (310) 479-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 9, 2014, pursuant to a majority vote of the shareholders and resolution of the board of directors, the Company changed its name to PARALLAX HEALTH SCIENCES, INC.  A Certificate of Amendment to the Company’s Articles of Incorporation has been filed with the Secretary of State of Nevada.

ITEM 8.01

OTHER EVENTS

On January 7, 2014, 36,462,819 shares of the Company’s common stock were purchased from certain shareholders by its Chairman, Edward W. Withrow III.  On the same day, said shares were cancelled, for the benefit of the Company.  As a result of this transaction, the total issued and outstanding shares of common stock was reduced to 114,843,739 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: January 9, 2014	/s/ J. Michael Redmond
By: J. Michael Redmond
Its: President and Chief Executive Officer